UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/12/2007

CV THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-21643

Delaware	43-1570294
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

3172 Porter Drive, Palo Alto, CA 94304
(Address of principal executive offices, including zip code)

650-384-8500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

On June 12, 2007, CV Therapeutics, Inc. and PTC Therapeutics, Inc. ("PTC") entered into an amendment (the "License Amendment") to the Collaboration and License Agreement dated June 7, 2006 between parties (the "Agreement") relating to the development of orally bioavailable small-molecule compounds identified through the application of PTC's proprietary GEMS (Gene Expression Modulation by Small Molecules) technology and the collaboration by CV Therapeutics and PTC on five jointly selected therapeutic targets.

The License Amendment provides that CV Therapeutics will have the option to defer research and development activity with respect to one or more or all of certain targets selected under the Agreement for a specified period of time, and that CV Therapeutics may elect to resume research and development activity with respect to one or more or all of such deferred targets within a specified period of time. The License Amendment further provides that, after a specified period of time has elapsed, (1) PTC may perform internal research discovery efforts pertaining to any such target, and (2) if PTC is interested in pursuing a third party arrangement relating to any such target, PTC will notify CV Therapeutics and CV Therapeutics will elect whether or not to resume research and development activity with respect to such target. If a specified period of time has elapsed and CV Therapeutics has not resumed research and development with respect to any such target (including in response to a PTC notice of third party interest), such target will then be removed from the research collaboration under the Agreement, and PTC will become the sole owner of (and CV Therapeutics will no longer have the option to enter into an exclusive license to, and will assign to PTC all of CV Therapeutics' right, title and interest in) all know-how and patent rights relating to such removed target.

In connection with the License Amendment, on June 12, 2007, CV Therapeutics and PTC entered into an amendment (the "Note Amendment") to the Convertible Promissory Note originally executed in connection with the Agreement on June 7, 2006 (the "Convertible Note"). The Note Amendment extends the maturity date of the Convertible Note from October 7, 2008 to January 31, 2011. All of the other terms of the Convertible Note remain the same .

* * * * *

Forward-Looking Statements. Except for the historical information contained herein, the matters set forth in this report, including statements as to research and development and commercialization of products, are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including regulatory review and approval of our products; special protocol assessment agreement; the conduct, timing and results of clinical trials; commercialization of products; market acceptance of products; product labeling; and other risks detailed from time to time in CV Therapeutics' SEC reports, including its Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, as may be updated from time to time by our future filings under the Exchange Act. CV Therapeutics disclaims any intent or obligation to update these forward-looking statements.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 15, 2007	By:	/s/ TRICIA BORGA SUVARI
TRICIA BORGA SUVARI
Senior Vice President and General Counsel